EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING LOGISTICS TO PARTICIPATE IN THE
NATIONAL ASSOCIATION OF PUBLICLY TRADED
PARTNERSHIPS 2014 MLP ANNUAL CONFERENCE

EL PASO, Texas - May 20, 2014 - Western Refining Logistics, LP (NYSE:WNRL) announced today that the Partnership will participate in the National Association of Publicly Traded Partnerships (NAPTP) 2014 MLP Annual Conference in Ponte Vedre, Florida on Wednesday, May 21, 2014. The presentation is currently scheduled for 4:30 p.m. EDT and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning May 21, 2014, and will remain available in accordance with the Partnership’s investor presentation archive policy.

About Western Refining Logistics
Western Refining Logistics, LP is a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop, and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, WNRL’s assets include approximately 300 miles of pipelines, approximately 7.9 million barrels of active storage capacity, and other assets in the Southwest US.

More information about Western Refining Logistics is available at www.wnrl.com.